EXECUTION VERSION

FIRST AMENDMENT dated as of June 15, 2018 (this “Amendment”), is made and entered into by and among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance”), GRAFTECH LUXEMBOURG II S.À.R.L., a Luxembourg société à responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199 (“Luxembourg Holdco”), GRAFTECH SWITZERLAND SA, a Swiss corporation (“Swissco”), each of the entities listed as an “Incremental Term Lender” on the signature pages hereto (each, an “Incremental Term Lender”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, the “Administrative Agent”) and for purposes of Sections 5 and 6 hereof only, each of the entities listed as a “Guarantor” on the signature pages hereto (such entities together with Finance and GrafTech, the “US Loan Parties”), which upon satisfaction of the conditions to effectiveness thereto, amends the CREDIT AGREEMENT dated as of February 12, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among GrafTech, Finance, Luxembourg Holdco, Swissco, the lenders and issuing banks from time to time party thereto, and JPMorgan, as administrative agent and collateral agent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, Finance intends to incur incremental term loans in an aggregate principal amount not to exceed $750,000,000 (the “Incremental Term Increase”, and the loans thereunder, the “Incremental Term Loans”), the proceeds of which will be used (a) to repay approximately $750,000,000 in principal amount of the outstanding Indebtedness of GrafTech under the promissory note dated April 19, 2018, between GrafTech, as issuer, and BCP IV GrafTech Holdings LP, a Delaware limited partnership, as the initial holder, together with interest and fees payable thereon (the transactions in this clause (a), the “Note Refinancing”), (b) to pay fees and expenses related to the Transactions (as defined below) and (c) to the extent of any such proceeds remaining after the application in accordance with the foregoing clauses (a) and (b), for general corporate purposes of Finance and its subsidiaries as permitted under the Credit Agreement (the transactions described in this paragraph, collectively, the “Transactions”);
WHEREAS, JPMorgan, Citibank, N.A. (or an affiliate thereof), Credit Suisse Loan Funding LLC, HSBC Securities (USA) Inc. and Royal Bank of Canada have been appointed to act as joint lead arrangers and joint bookrunners with respect to this Amendment (collectively, the “Arrangers”);
WHEREAS, Finance has requested (a) pursuant to Section 2.20 of the Credit Agreement, that the Incremental Term Lenders commit to make the Incremental Term Loans on the Amendment Effective Date (as defined below) (the commitment of each Incremental Term Lender to provide its applicable portion of the Incremental Term Loans, as set forth opposite such Incremental Term Lender’s name on Schedule I hereto, is such Incremental Term Lender’s “Incremental Term Commitment”) and (b) that the Credit Agreement be amended in the manner provided herein (as so amended, the “Amended Credit Agreement”); and
WHEREAS, the Incremental Term Lenders are willing to make the Incremental Term Loans to Finance on the Amendment Effective Date on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the above premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:
SECTION 1. Incremental Term Increase.
(a)     Subject to the satisfaction of the conditions set forth in Section 4 below, each Incremental Term Lender agrees, severally and not jointly, to make, on the Amendment Effective Date, Incremental Term Loans to Finance in an aggregate principal amount equal to its Incremental Term Commitment. The proceeds of the Incremental Term Loans shall be used by Finance for the purposes set forth in the recitals to this Amendment.
(b)     On and after the Amendment Effective Date, (i) each reference to the terms “Initial Term Commitment” and “Commitments” in the Loan Documents shall be deemed to include the Incremental Term Commitments, (ii) each reference to the terms “Initial Term Loan”, “Term Loan” and “Loans” in the Loan Documents shall be deemed to include the Incremental Term Loans and (iii) each reference to the terms “Initial Term Lender”, “Term Lender” and “Lender” in the Loan Documents shall be deemed to include the Incremental Term Lenders.
(c)     On and after the Amendment Effective Date, the Incremental Term Increase shall constitute an “Incremental Term Increase” as contemplated by Section 2.20 of the Credit Agreement, and the Incremental Term Loans shall be part of the same Class of Term Loans as the Initial Term Loans for all purposes of the Loan Documents. Commencing on the Amendment Effective Date, the Interest Period for the Initial Term Loans (including, for the avoidance of doubt, the Incremental Term Loans) shall be the Interest Period in effect for the Initial Term Loans immediately prior to the Amendment Effective Date.
(d)     Finance may make only one Borrowing under the Incremental Term Commitments on the Amendment Effective Date. Any amount borrowed under this Section 1 and subsequently repaid or prepaid may not be reborrowed. Each Incremental Term Lender’s Incremental Term Commitment shall terminate immediately and without further action on the Amendment Effective Date after giving effect to the initial funding of such Incremental Term Lender’s Incremental Term Loans on the Amendment Effective Date. The Incremental Term Loans shall be denominated in dollars.
(e)     Each Incremental Term Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make an Incremental Term Loan, have been made available to such Incremental Term Lender; (ii) agrees that it will (together with any affiliates that it acts through as it deems appropriate), independently and without reliance upon the Administrative Agent or Arrangers, or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Amendment Effective Date such Incremental Term Lender shall be a “Lender” and an “Additional Term Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Term Lender thereunder.
(f)     The Incremental Term Loans will be funded to Finance on the Amendment Effective Date net of a discount equal to 1.00% of the principal amount thereof; provided that the Incremental Term Lenders may determine that, in lieu of such Incremental Term Loans being issued at a discount, Finance shall pay upfront fees to the Incremental Term Lenders in the aggregate amount of 1.00% of the principal amount of the Incremental Term Loans on the Amendment Effective Date (or a combination of such discount and/or upfront fees not to exceed 1.00% of such principal amount in the aggregate may be required, as determined and notified by the Incremental Term Lenders to Finance prior to the Amendment Effective Date).
SECTION 2.     Amendment to Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 below on the Amendment Effective Date, Section 2.10 of the Credit Agreement is hereby amended by replacing the table in paragraph (a) of such Section in its entirety with the following table:

Payment Date	Amortization Payment
September 30, 2018	$28,125,000
December 31, 2018	$28,125,000
March 31, 2019	$28,125,000
June 30, 2019	$28,125,000
September 30, 2019	$28,125,000
December 31, 2019	$28,125,000
March 31, 2020	$28,125,000
June 30, 2020	$28,125,000
September 30, 2020	$28,125,000
December 31, 2020	$28,125,000
March 31, 2021	$28,125,000
June 30, 2021	$28,125,000
September 30, 2021	$28,125,000
December 31, 2021	$28,125,000
March 31, 2022	$28,125,000
June 30, 2022	$28,125,000
September 30, 2022	$28,125,000
December 31, 2022	$28,125,000
March 31, 2023	$28,125,000
June 30, 2023	$28,125,000
September 30, 2023	$28,125,000
December 31, 2023	$28,125,000
March 31, 2024	$28,125,000
June 30, 2024	$28,125,000
September 30, 2024	$28,125,000
December 31, 2024	$28,125,000

SECTION 3.     Representations and Warranties. Each of GrafTech and Finance hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)     (i) the execution, delivery and performance of this Amendment by GrafTech and Finance have been duly authorized by all corporate and stockholder action required to be obtained by GrafTech and Finance and (ii) this Amendment has been duly executed and delivered by GrafTech and Finance and constitutes a legal, valid and binding obligation of GrafTech and Finance, enforceable against each of GrafTech and Finance in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
(b)     on and as of the Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of each US Loan Party set forth in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or by similar language shall be true and correct in all respects on such date.
SECTION 4.     Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:
(a)     The Administrative Agent shall have executed this Amendment and shall have received counterparts hereof duly executed and delivered by Swissco, Luxembourg Holdco, the US Loan Parties and the Incremental Term Lenders.
(b)     The Administrative Agent shall have received a duly authorized and validly delivered Borrowing Request with respect to the Borrowing of the Incremental Term Loans to be made on the Amendment Effective Date.
(c)     The Administrative Agent shall have received a copy of (i) each Organizational Document of each US Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each US Loan Party, (iii) copies of resolutions of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each US Loan Party approving and authorizing the execution, delivery and performance of the Amendment, certified as of the Effective Date by a secretary, an assistant secretary or a Responsible Officer of such US Loan Party as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of each US Loan Party’s jurisdiction of incorporation, organization or formation.
(d)     The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer of Holdings, to the effect that (i) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of the US Loan Parties set forth in Article III of the Credit Agreement (as amended hereby and adjusted as provided in Section 2 above) are true on, and as of, the Amendment Effective Date.
(e)     The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Incremental Term Lenders and dated the Effective Date) of each of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the US Loan Parties and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the US Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(f)     The Administrative Agent and the Arrangers shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information about the US Loan Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date by the Administrative Agent or the Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(g)     The Administrative Agent shall have received, in immediately available funds, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by GrafTech or Finance under the Credit Agreement and under Section 5(g) hereof.
(h)     The Administrative Agent shall have received, in immediately available funds, for the account of each Incremental Term Lender, any upfront fees due under Section 1(f) hereof, and GrafTech and Finance shall have paid all other fees payable by them in connection with this Amendment.
(i)     The Administrative Agent shall have received a certificate from the chief financial officer of GrafTech certifying as to the solvency of GrafTech and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially in the form of Exhibit S to the Credit Agreement.
SECTION 5.     Miscellaneous.
(a)     Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)     Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(b).
(c)      Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, in each case sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment or exercise any rights under the Security Documents against any Collateral in any other forum in which Collateral is located.
(d)     Waiver of Objection to Venue and Forum Non Conveniens. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (c) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)     Consent to Service of Process. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
(f)     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
(g)     Expenses; Indemnity; Damage Waiver. Sections 9.03(a), (b), (d), (e), (f) and (g) of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such Sections were set forth in full herein and shall apply, mutatis mutandis, to each Arranger, in its capacity as such, as if each reference to the Administrative Agent under the Credit Agreement were a reference to such Arranger hereunder, including, for the avoidance of doubt, liabilities, losses, damages, claims, costs, expenses and disbursements arising out of the arrangement and syndication of the Incremental Term Loans; provided that, notwithstanding anything else therein, the expense reimbursement provisions of Section 9.03(a) of the Credit Agreement shall only apply as provided hereinabove if the Amendment Effective Date and the funding of the Incremental Term Loans occurs.
(h)     No Other Amendments; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Finance, Swissco or Luxembourg Holdco to a consent to, or an amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. On and after the Amendment Effective Date, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as amended by this Amendment. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(i)     Headings. The section headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 6.     Reaffirmation. Each of Swissco, Luxembourg Holdco and each US Loan Party hereby consents to this Amendment and the transactions contemplated hereby. Each US Loan Party agrees that, notwithstanding the effectiveness of this Amendment, (a) the Collateral Agreement, the Guarantee Agreement and each of the other Security Documents to which it is a party continue to be in full force and effect, (b) affirms and confirms its guarantee of the Secured Obligations and the pledge and grant of a security interest in its assets as Collateral pursuant to the Security Documents to secure the Secured Obligations, all as provided in the Loan Documents and (c) acknowledges and agrees that such guarantee, pledge and grant continues in full force and effect in respect of, and to secure, the Secured Obligations, including the Incremental Term Loans. Without limiting the foregoing, nothing herein contained shall be construed as a novation of any of the Loan Documents or a substitution or novation of the Secured Obligations or instruments guaranteeing or securing the same, which Loan Documents, Secured Obligations and instruments shall remain and continue in full force and effect.
SECTION 7.     Post-Effective Requirements. Within 60 days after the Amendment Effective Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), Holdings or Finance shall deliver to the Administrative Agent:
(a)     either:
(i)    confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations (as defined in each Mortgage), including the amendment of the Secured Obligations contemplated hereby, for the benefit of the Secured Parties and no other documents, instruments, filings, recording, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; or
(ii)    (x) Mortgage amendments reflecting the amendment of the Secured Obligations contemplated hereby (the “Mortgage Amendments”) in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Mortgaged Property, each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable and, (y) in connection with any Mortgage Amendment delivered pursuant to this clause (ii), a T-38 endorsement for the Mortgaged Property in Texas and a “Nothing Further” or equivalent certificate for the Mortgaged Property in Pennsylvania, in each case reasonably satisfactory to the Administrative Agent and with respect to the applicable title insurance policy delivered in connection with each Mortgage; and
(b)     evidence that the reasonable fees, costs and expenses have been paid, to the extent invoiced, in connection with the preparation, execution, filing and recordation of the items delivered pursuant to this Section 7, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection herewith.
[Remainder of page intentionally left blank]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GRAFTECH INTERNATIONAL LTD.
by ____________________._________
Name:
Title:

GRAFTECH FINANCE INC.
by ____________________._________
Name:
Title:

GRAFTECH LUXEMBOURG II S.À.R.L.,
by ____________________._________
Name:
Title:

GRAFTECH SWITZERLAND SA,
by ____________________._________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an Incremental Term Lender and as Administrative Agent,
by _________________________
Name:
Title:

ACKNOWLEDGMENT AND CONSENT

Each of the Subsidiaries below in its capacity as a Guarantor hereby acknowledges and consents to this Amendment.

GRAFTECH GLOBAL ENTERPRISES INC.
GRAFTECH INTERNATIONAL HOLDINGS INC.
GRAFTECH TECHNOLOGY LLC
GRAFTECH NY INC.
GRAPHITE ELECTRODE NETWORK LLC
GRAFTECH SEADRIFT HOLDING CORP.
GRAFTECH DE LLC
GRAFTECH HOLDINGS INC.
SEADRIFT COKE L.P.
GRAFTECH USA LLC
GRAFTECH ADVANCED GRAPHITE MATERIALS LLC

By _______________________________
Name: Quinn J. Coburn
Title: Vice President and Treasurer

Incremental Term Lenders

Incremental Term Lender	Incremental Term Commitment
JPMorgan Chase Bank, N.A.	$750,000,000
TOTAL:	$750,000,000